Banco Bradesco S.A.
Exhibit 13.2.

CFO Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Banco Bradesco S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that the annual report on Form 20-F for the year ended December 31, 2024 of the Company (the “Form 20-F”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2025.

/s/ Cassiano Ricardo Scarpelli

______________________________________________
Name: Cassiano Ricardo Scarpelli

Title: Executive Vice-President and Chief Financial Officer